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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.   20549

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 1, 1997



                            HealthCare COMPARE Corp.
             (Exact name of registrant as specified in its charter)





 Delaware                            0-15846                     36-3307583
(State or other Jurisdiction        (Commission                 (IRS Employer
of Incorporation)                    File Number)            Identification No.)



3200 Highland Avenue,  Downers Grove,  IL                         60515
(Address of principal executive offices)                        (Zip Code)



                                 (630) 241-7900
              (Registrant's telephone number including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets


On July 1, 1997, HealthCare COMPARE Corp. (the "Company") completed the acquisition of all of the outstanding shares of capital stock of First Health Strategies, Inc. ("Strategies") and First Health Services Corporation ("Services") from First Financial Management Corporation and First Data Corporation (collectively, the "Sellers") for a purchase price of $202 million in cash. The acquisition was effected pursuant to the terms of a Stock Purchase Agreement, dated as of May 22, 1997, among the Company and the Sellers, which resulted from arms'-length negotiations between the Company and the Sellers.

Simultaneously with the closing of the acquisition, the Company entered into a credit agreement underwritten by LaSalle National Bank as a lender and as administrative agent and First Chicago Capital Markets, Inc. as syndication agent, which provides for borrowings of $200 million under a revolving credit facility. The Company expects to expand this credit facility up to $350 million through a syndication of additional banks by the middle of August, 1997. On July 1, 1997, the Company borrowed $200 million to fund the acquisition of Strategies and Services; the unused portion of the credit facility can be drawn from time to time for working capital and general corporate purposes.

Strategies, based in Salt Lake City, Utah, and Services, based in Richmond, Virginia, provide independent health care administration services such as claims administration and associated health care management services to the self-insured corporate and government markets. Prior to the acquisition, a subsidiary of Strategies marketed to its customers certain services provided by the Company.


Item 7.  Financial Statements and Exhibits


(a)  Financial Statements of Businesses Acquired

It is impracticable to provide the required financial statements for the acquired businesses at the time of the filing of this Current Report on Form 8-K. Such financial statements will be filed under cover of a Form 8-K/A as soon as practicable, but in any event not later than September 16, 1997.

(b)  Pro-forma Financial Information

It is impracticable to provide the pro forma financial information for the affects of the acquired businesses at the time of the filing of this Current Report on Form 8-K. Such financial information will be filed under cover of a Form 8-K/A as soon as practicable, but in any event not later than September 16, 1997.


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(c)  Exhibits

Exhibit 2: Stock Purchase Agreement, dated as of May 22, 1997 among the Company and the Sellers.

Exhibit 10: Credit Agreement, dated as of July 1, 1997, among the Company, LaSalle National Bank, First Chicago Capital Markets, Inc. and the Lenders.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           HealthCare COMPARE Corp. (Registrant)

July 14, 1997                           By: /s/  Joseph E. Whitters
                                        Vice President, Finance and
                                        Chief Financial Officer


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